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                          EXCELSIOR INCOME SHARES, INC.
                          -----------------------------
                (Name of Registrant as Specified In Its Charter)

     ______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                     [LOGO]

                          EXCELSIOR INCOME SHARES, INC.
                                 D/B/A EIS FUND
                              114 West 47th Street
                               New York, NY 10036


                                                September 21, 2001


Dear EIS Shareholder:

      As you know, our annual meeting has been rescheduled for October 8, 2001. You may have received solicitations to vote for a dissident slate picked by Ralph Bradshaw, who owns 501 shares of the Fund.

      Institutional Shareholder Services, a respected, independent proxy analysis firm advising major institutions, recommends that you vote for management and discard Bradshaw's proxy card.

      Here are a few of ISS's conclusions:

        "EIS has had a long history of solid returns with a minimum of risk." "It seems that the Fund has indeed met the needs of its shareholders. The Fund has consistently ranked near the top of its peer group in total returns over the last ten years. Further, the Fund has done an excellent job of keeping its expenses low. Further, the current board indeed seems to be appropriately independent."

      As to the issue of discount, ISS said:

        "While, the Board should keep the discount within reason, potential cures can sometimes be more dangerous than the original ailment. Artificially raising the yield as [Bradshaw] suggests may be unsustainable and dangerous to the future of the Fund. Furthermore, the Fund is already cost effective so it would be difficult for [Bradshaw] to make meaningful cost cuts."

        "As for the board to lead the Fund, there seems no reason to replace the current management team. Furthermore, the mere presence of a proposal to liquidate demonstrates that the current board listens to shareholder concerns."

      As for Bradshaw, ISS said:

        "It should be noted, however, that the boards of three funds, after Mr. Bradshaw and his colleagues gained control, decided to use his advisory firm as the investment advisor . . .shareholders should be aware of the history and the possibility."

      Your management urges you to vote on the WHITE card for the current board.

     o We are concerned that Bradshaw has ulterior motives for seeking your vote.

     o    We don't think he is qualified to run your Fund.

                                            Thank you,

                                            Your Board of Directors


If you need assistance, or have any questions regarding the proposals or how to vote your shares, please call the Fund at 1-800-840-1208 or Georgeson Shareholder Communications, Inc., the Fund's proxy solicitor, at 1-800-223-2064.